U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 9, 2008

ECCO ENERGY CORP.
__________________________________________________
(Exact Name of Small Business Issuer as Specified in its Charter)

NEVADA
________________________________________
(State or other Jurisdiction as Specified in Charter)

000-51656	87-0469497
(Commission file number)	(I.R.S. Employer Identification No.)

3315 Marquart Street
Suite 206
Houston, Texas 77027
_______________________________
(Address of Principal Executive Offices)

713.771.5500
____________________
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant’s Certifying Accountant.

On September 5, 2008, we dismissed Malone & Bailey, PC as its independent accountants.  The report of Malone & Bailey on the financial statements of ECCO Energy Corporation (the “Company”) for the year ended December 31, 2007 and December 31, 2006 were qualified as to uncertainty regarding whether the Company would be able to continue as a going concern.  The decision to dismiss Malone & Bailey was approved by the Company’s Board of Directors.

During the two most recent fiscal years and since December 31, 2007, there has not been any disagreement between the Company and Malone & Bailey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not satisfactorily resolved, would have caused Malone & Bailey to make reference to the disagreement in its report.

The Company has provided Malone & Bailey with a copy of this report together with a request for a letter addressed to the Securities and Exchange Commission stating whether they agree with the foregoing statements or stating in what respects it does not agree.  A copy of the response, if one is received, will be filed as an amendment to this report.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ECCO ENERGY CORP.

Date: October 8, 2008	By:	/s/ Samuel Skipper
Name: Samuel Skipper
Title: President/CEO

October 2, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of ECCO Energy Corp’s Form 8-K dated September 9, 2008, and have the following comments:

1. We agree with the statements made as they pertain to our firm.
2. We have no basis on which to agree or disagree with any other statements made in Item 4.01.

Yours truly,

George Qin
Malone & Bailey, PC
Houston, Texas